UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012 (May 2, 2012)

Commission file number 001-33606

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 2, 2012, Validus Holdings, Ltd. issued a press release announcing that it intends to commence a modified “Dutch auction” tender offer for up to an aggregate amount of $200 million of its common shares at a price of not less than $30.50 per common share and not more than $33.50 per common share in cash, without interest. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed herewith:

Exhibit	Description
Exhibit 99.1	Press Release (“Validus Holdings, Ltd. Announces Modified Dutch Auction Tender Offer for $200.0 Million Validus Common Shares”), dated May 2, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012

VALIDUS HOLDINGS, LTD. (Registrant)

By:	/s/ Joseph E. (Jeff) Consolino

Name:	Joseph E. (Jeff) Consolino
Title:	President & Chief Financial Officer